Exhibit 10.1

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (the “Agreement”), dated April 28, 2016 (the “Effective Date”), is by and between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation (“Columbia”), and Vor BioPharma Inc., a Delaware corporation (“Company”).

1. Definitions.

a. “Affiliate” shall mean any corporation or other entity that directly or indirectly controls, is controlled by, or is under common control with, another corporation or entity. Control means direct or indirect ownership of, or other beneficial interest in, fifty percent (50%) or more of the voting stock, other voting interest, or income of a corporation or other entity.

b. “Combination Product Adjustment” shall mean [***].

[***]

[***]

[***]

c. “Cover” or “Covered By” shall mean, with respect to a particular product, but for the licenses granted by Columbia hereunder, the discovery, development, manufacture, use, sale, import, export, distribution, rental or lease of the Product (i) infringes, in the case of a claim in an issued patent, or (ii) would infringe the claim if it existed in an issued patent, in the case of a claim in a pending application that has not been pending for more than [***] from the filing of the first non-provisional patent application from which it claims priority.

d. “Designee” shall mean a corporation or other entity that is engaged by, under contract to, or in partnership with (i) Company, (ii) a Sublicensee, (iii) an Affiliate of Company or (iv) an Affiliate of a Sublicensee, if such corporation or other entity is granted the right to make, use, sell, promote, distribute, market, import, or export Products.

e. “FDA” shall mean the United States Food and Drug Administration or any successor agency, or any agency having similar responsibility in any jurisdiction outside the United States (whether multinational or national) (each, an “Other Regulatory Agency”).

f. “Field” shall mean all fields of use.

g. “IND” shall mean an Investigational New Drug Application (as described in 21 C.F.R. 312) that is filed with the FDA to initiate the conduct of human clinical trials with a drug/biologic (or an equivalent filing in a jurisdiction outside of the United States filed with an Other Regulatory Agency).

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

h. “Initiation” shall mean, with respect to a human clinical trial, the dosing or use of device, of the first patient in such a trial.

i. “License Year” shall mean the one year period from the Effective Date of this Agreement or an anniversary thereof to the next anniversary of the Effective Date.

j. “Major Market Territory” shall mean any one of the following countries: [***].

k. “Materials” shall mean the tangible physical material, if any, delivered to Company hereunder, and any progeny or derivatives thereof developed by Company, its Affiliates or Sublicensees. Any Materials delivered to Company hereunder shall be listed in Exhibit B hereto.

l. “Net Sales” shall mean [***]:

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

[***]

[***]

m. “Other Product” shall mean any product or service (or component thereof), other than a Patent Product, the discovery, development, manufacture, use, sale, offering for sale, importation, exportation, distribution, rental or lease of which involves the use of or incorporation, in whole or in part, of Materials or Technical Information.

n. “Patent” or “Patents” shall mean: (i) the United States and foreign patents and/or patent applications listed in Exhibit A hereto; (ii) any non-provisional patent applications that claim priority to any provisional patent applications listed in Exhibit A hereto; (iii) any and all claims of continuation-in-part applications that claim priority to the United States patent applications listed in Exhibit A, but only where such claims are directed to inventions disclosed in the manner provided in the first paragraph of 35 U.S.C. Section 112 in the United States patent

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

applications listed in Exhibit A, and such claims in any patents issuing from such continuation-in-part applications; (iv) any and all foreign patent applications, foreign patents or related foreign patent documents that claim priority to the patents and/or patent applications listed in Exhibit A; (v) any and all divisionals, continuations, reissues, re-examinations, renewals, substitutions, and extensions of the foregoing; and (vi) any and all patents issuing from the foregoing. Notwithstanding the preceding definition, Patent and Patents may include patents or patent applications directed to a discovery, development, invention, enhancement, derivative, change or modification arising from the performance of research under the Research Agreement (as defined below), wherein such invention (x) is or may be patentable over the Patents listed in Exhibit A as of the Effective Date, (y) [***], and (z) whose manufacture, use, or sale would infringe a Valid Claim (“Included Improvements”). The Parties agree to amend Exhibit A from time to time to specify such Included Improvements.

o. “Patent Product” shall mean any product or service (or component thereof) the discovery, development, manufacture, use, sale, offering for sale, importation, exportation, distribution, rental or lease of which is Covered By a Valid Claim of a Patent.

p. “Product” or “Products” shall mean a Patent Product and/or an Other Product.

q. “Research Agreement” shall mean that sponsored research agreement between Columbia and PureTech Health LLC relating to research conducted by [***] at Columbia effective November 30, 2015 and executed contemporaneously herewith.

r. “Sublicensee” shall mean any third party to whom Company has granted a sublicense pursuant to this Agreement. An Affiliate of Company exercising rights hereunder shall not be considered a Sublicensee.

s. “Technical Information” shall mean any know-how, technical information and data developed by Columbia by or under the direction of [***] prior to the Effective Date and provided to or received by Company, which know-how, technical information and data are necessary or useful for the discovery, development, manufacture, use, sale, offering for sale, importation, exportation, distribution, rental or lease of a Product, including, without limitation, (i) any know-how, technical information and data disclosed in any Patent or (ii) any reports or disclosures concerning research or inventions provided or disclosed to, or otherwise received by, Company. Technical Information shall include, but is not limited to, the information set forth in Exhibit B hereto.

t. “Territory” shall mean worldwide.

u. “Third Party” shall mean any entity or person other than Columbia, Company, Sublicensees, Designees, or their Affiliates.

v. “Valid Claim” shall mean a claim of (i) an issued and unexpired patent which has not been withdrawn, cancelled, abandoned, disclaimed, or held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency or competent jurisdiction of a patent that is or should be (in the case of Included Improvements) listed on

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Exhibit A, or (ii) any patent application that is or should be (in the case of Included Improvements) listed on Exhibit A that is not cancelled, withdrawn, or abandoned, or pending for more than [***] from the filing of the first non-provisional patent application from which it claims priority, unless and until such claim becomes an issued claim of an issued patent.

2. License Grants.

a. Columbia hereby grants to the Company and any Affiliate thereof, upon and subject to all the terms and conditions of this Agreement (including Section 3 hereof):

(i) an exclusive right and license under the Patents to discover, develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute, rent or lease Products in the Field and throughout the Territory (the “Patent License”);

(ii) an exclusive right and license to use Technical Information to discover, develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute, rent or lease Products in the Field and throughout the Territory (the “Know-How License”); provided that subject to Section 3b, Columbia and its faculty and employees shall have the right to publish, disseminate or otherwise disclose the Technical Information; and

(iii) an exclusive right and license to use Materials to discover, develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute, rent or lease Products in the Field and throughout the Territory (the “Materials License”).

b. Columbia hereby grants to Company the right to grant sublicenses of any of its rights granted in Section 2a to third parties and their Affiliates, provided that: (i) the Sublicensee agrees to abide by and be subject to all the terms and provisions of this Agreement applicable to the Company; (ii) the Sublicensee shall only have the right to grant sublicenses under this Agreement to Affiliates and to one non-affiliated third party (it being understood that each further Sublicensee shall be subject to the provisions of this Section 2b to the same extent as if it was an initial Sublicensee hereunder); (iii) the sublicense agreement shall provide that, in the event of any inconsistency between the sublicense agreement and this Agreement, this Agreement shall control; (v) the Sublicensee will submit quarterly reports to Company consistent with the reporting provision of Section 5a herein; (iv) Company remains fully liable for the performance of its and its Sublicensee’s obligations hereunder; (v) Company notifies Columbia of any proposed grant of a sublicense and provides to Columbia, upon request, a copy of any executed sublicense agreement [***] after execution thereof; and (v) no such sublicense or attempt to obtain a sublicense shall relieve Company of its obligations under Section 6 hereof to exercise its own commercially reasonable efforts, directly or through a sublicense, to discover, develop and market Products, nor relieve Company of its obligations to pay Columbia any and all license fees, royalties and other payments due under the Agreement, including but not limited to under Sections 4, 5 and 11 of the Agreement. The granting of sublicenses shall be at Company’s sole and exclusive discretion, and Company shall have the sole and exclusive power to determine the identity of any sublicensee, the applicable licensee fees or royalty rates, and subject to the preceding sentence, the other terms and conditions of the sublicense.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

c. All rights and licenses granted by Columbia to Company under this Agreement are subject to (i) any limitations imposed by the terms of any government grant, government contract or government cooperative agreement applicable to the technology that is the subject of this Agreement, a list of which is set forth on Schedule 2c, and (ii) applicable requirements of 35 U.S.C. Sections 200 et seq., as amended, and implementing regulations and policies. Without limitation of the foregoing, Company agrees that, to the extent required under 35 U.S.C. Section 204, any Product used, sold, distributed, rented or leased by Company, Sublicensees, Designees, and their Affiliates in the United States will be manufactured substantially in the United States. In addition, Company agrees that, to the extent required under 35 U.S.C. Section 202(c)(4), the United States government is granted a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States any Patent throughout the world.

d. All rights not specifically granted herein are reserved to Columbia. Except as expressly provided under this Section 2, no right or license is granted (expressly or by implication or estoppel) by Columbia to Company or its Affiliates or Sublicensees under any tangible or intellectual property, materials, patent, patent application, trademark, copyright, trade secret, know-how, technical information, data or other proprietary right.

3. Reservation of Rights for Research Purposes; Publication Rights.

a. Reservation of Rights. Columbia reserves the right to practice the Patents and use Materials, to the extent Patents and Materials are exclusively licensed hereunder, solely for academic research and non-commercial educational purposes in the Field and, upon written notification to the Company, to permit other entities or individuals to practice and use such Patents and Materials for academic research and non-commercial educational purposes in the Field. Columbia shall obtain from all entities or individuals who are given permission to practice and use such Patents and Materials an agreement in writing to limit such use solely to academic research and non-commercial educational purposes. Columbia agrees to take into due consideration Company’s reasonable objection to the transfer of Materials to a particular entity or individual.

b. Publication Rights. Company acknowledges that Columbia is dedicated to free scholarly exchange and to public dissemination of the results of its scholarly activities. Accordingly, Columbia and its faculty and employees shall have the right, consistent with academic standards, to publish, disseminate or otherwise disclose information relating to its research activities, including under the Patents and certain Technical Information, subject, however, to the Company’s rights under Section 9 (Publication) of the Research Agreement.

4. Fees, Royalties and Payments.

a. Importance of Technical Information and Materials. Company has requested, and Columbia has agreed, to grant certain rights to Technical Information and Materials. Company requires these rights in order to develop and commercialize the technology licensed hereunder. Because of the importance of Technical Information and Materials, Company has agreed to pay certain royalties to Columbia on Other Products, as specified below, even if it is not Covered By a Patent, in order to obtain rights to Technical Information and

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Materials. Company has agreed to these payments because of the commercial value of Technical Information and Materials, separate and distinct from the commercial value of the Patents. Company acknowledges that it would not have entered into this Agreement without receiving the rights to the Technical Information and Materials specified in Section 2. Company further acknowledges that licenses to Technical Information, Materials, and each patent and application within the definition of Patents were separately available from a license to the Patents, and that for convenience and because of the preference of Company, the parties executed a combined license to the Patents, Technical Information, and Materials.

b. In consideration of the licenses granted under Section 2a of this Agreement, the Company shall pay to Columbia as follows:

(i) License Fee: A one-time, nonrefundable, non-recoverable and non-creditable license fee in the sum of $25,000, payable upon execution of this Agreement;

(ii) Annual Fee: A nonrefundable, non-recoverable and non-creditable annual license fee in the sum of [***], payable on the 3rd anniversary of the Effective Date and each anniversary thereafter; and

(iii) Royalties:

(A) With respect to sales of Products by Company and its Designees or their Affiliates (but not Sublicensees), in the Territory, a nonrefundable and non-recoverable royalty of:

(1)	[***]; and

(2)	[***].

(B) With respect to royalties payable for Products under Section 4b(iii)(A), in the event that Company is required to pay royalties to a Third Party in order to sell a Product without infringing such Third Party’s intellectual property rights relating to patents, materials and/or technical information, the royalty rate due to Columbia on Net Sales of such Product shall be reduced by[***], provided that the royalty rate payable to Columbia shall not be less than [***] of the royalty set out in Section 4b(iii)(A)(1) and not less that [***] of the royalty set out in Section 4b(iii)(A)(2).

(iv) Equity: Columbia shall be granted shares representing [***] of the Company’s outstanding common stock as of the Effective Date of this Agreement (the “Restricted Stock”). The Restricted Stock will be subject to the terms and conditions of the form of Restricted Stock Agreement approved by the Company’s Board of Directors. The

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Restricted Stock will vest as to [***] of the shares upon the Effective Date of this Agreement, and as to the remaining [***] of the shares on the second anniversary of the Effective Date, provided that the License Agreement has not been terminated pursuant to Section 16e herein. The Restricted Stock Agreement will contain pre-emptive rights, which will be assignable by Columbia to Osage University Partners unless a conflict of interest issue exists..

c. Calculation of Certain Payments to Columbia. If an event giving rise to a milestone payment by a Sublicensee, their Designees or their Affiliates to Company is the same as an event giving rise to a Developer Milestone Payment by Company to Columbia pursuant to Section 4e of this Agreement, Company’s obligations pursuant to this Agreement shall be to pay the greater of the Developer Milestone Payment or the [***] of the Other Sublicensee Revenue attributable to the milestone payment pursuant to Section 4d of this Agreement, but not both.

d. Sublicense Payments. In consideration of Company’s right to sublicense third parties granted under Section 2b of this Agreement, Company shall pay to Columbia the following nonrefundable, non-recoverable amounts: [***] of gross royalties (“Sublicense Royalties”), [***] (“Other Sublicense Revenue”). Notwithstanding the foregoing, Other Sublicense Revenue shall not include: [***]. For the benefit of clarity, the Parties agree that the definition or calculation of Net Sales contained in any Sublicense Agreement shall be entitled the [***] set forth in Section 1b and Royalty Anti-Stacking Adjustment set forth in Section 4b(iii)(B) hereof.

e. Development Milestone Payments: In the event that the Company, Sublicensees, or their Affiliates (collectively “Developer”) develops a Product for potential commercial sale in the Territory, the following nonrefundable, non-recoverable milestone payments shall be made by Company to Columbia with respect to the first Product to reach each milestone or when the milestone is first achieved, as applicable (collectively, the “Developer Milestone Payments”):

(i) [***];

(ii) [***];

(iii) [***]

(iv) [***]

(v) [***]; and

(vi) [***].

f. Duration of Patent Product Royalties. Royalties on Patent Products shall be payable on a country-by country basis and a product-by-product basis for such period as a Valid Claim Covers the Patent Product in a country.

g. Duration of Other Product Royalties. Royalties on Other Products shall be payable on a country-by-country and product-by-product basis for the longer of (i) ten (10) years after the first bona fide commercial sale of an Other Product in a country or (ii) expiration of any market exclusivity period granted by a regulatory agency covering an Other Product.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

h. Highest Royalty Due. If a Product is covered by both the definition of Patent Product and Other Product, Columbia shall be entitled to the Patent Product royalty rate on the Product. Columbia shall not be entitled to more than one royalty payment on the same Product sale under Section 4. To the extent a Product ceases being a Patent Product, but is still an Other Product, Columbia shall be entitled to the Other Product royalty rate on the Product, but only for such time as specified in Section 4g. By way of example, but not by way of limitation, if the manufacture of a Product is Covered by the Valid Claim of a Patent, and the manufacture of that Product also incorporates in part Technical Information, Company must pay the royalty specified in Section 4b(iii)(A)(1). If, after some period of time (for example, five years) of paying the royalties specified in Section 4b(iii)(A)(1) on the Product, the Product ceases to be a Patent Product, Company must continue to pay royalties on the Product pursuant to Section 4b(iii)(A)(2) for the duration specified in Section 4g measured from the first bona fide commercial sale of the Patent Product on a country-by-country and product-by-product basis.

i. No Non-Monetary Consideration. Without Columbia’s prior written consent, Company, Sublicensees, Designees, and Affiliates of the foregoing, shall not solicit or accept any consideration for the sale of any Product other than as will be accurately reflected in Net Sales. Furthermore, Company shall not enter into any transaction with any Affiliate that would circumvent its monetary or other obligations under this Agreement.

j. Rate Adjustment on Challenge; Payment of Costs and Expenses.

(i) In the event Company (or any entity or person acting on its behalf) initiates any proceeding or otherwise asserts any claim challenging the validity or enforceability of any Patent in any court, administrative agency or other forum (“Challenge”), all royalty rates, and other payment rates set forth in Sections 4b(iii) shall be automatically doubled on and after the date of such challenge for the remaining term of this Agreement.

(ii) Company shall pay all costs and expenses incurred by Columbia (including actual attorneys’ fees) in connection with defending a Challenge. Columbia may bill Company on a quarterly basis with respect to such costs and expenses, and Company shall make payment within [***] after receiving an invoice from Columbia.

(iii) In the event at least one claim of a Patent that is subject to a Challenge survives the Challenge by not being found invalid or unenforceable, regardless of whether the claim is amended as part of the Challenge, all royalty rates, minimum royalties, and other payment rates set forth in Sections 4b(iii) shall be [***] on and after the date of such finding for the remaining term of this Agreement.

Company acknowledges and agrees that the provisions set forth in this Section 4j reasonably reflect the value derived from the Agreement by Company in the event of a Challenge. In addition, Company acknowledges and agrees that any payments made under this Section 4j shall be nonrefundable and non-recoverable for any reason whatsoever.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

k. Sale Below Fair Market Value. In the event that Company, Sublicensees, Designees or their Affiliates sell Product to a Third Party to whom it also sells other products, the price for Product shall not be established such that Net Sales is below fair market value with the intent of increasing market share for other products sold by Company, Sublicensees, Designees or their Affiliates to such Third Party or for the purpose of reducing the amount of royalties payable on the Net Sales of Product. If the sale of Product under such circumstances results in Net Sales below the fair market value of Product, then the Net Sales of Product in such transaction shall be deemed to be the fair market value for purposes of calculating payments owed to Columbia under this Agreement.

l. Global Social Responsibility. During the term of this Agreement, Columbia and Company agree to take into consideration the principle of “Global Social Responsibility” in performing the various activities under this Agreement. “Global Social Responsibility” means facilitating the availability of Products in “Developing Countries” under reasonable circumstances and terms to improve access to such Products in such countries. “Developing Countries” shall mean those countries listed by the World Bank as “Low Income Economies”, as such list may change from time to time. Notwithstanding the foregoing, Company shall not be held in breach of any of its obligations under this Agreement based in whole or in part on a failure to take into consideration the principle of “Global Social Responsibility.”

5. Reports and Payments.

a. Within [***] after the first business day of each calendar quarter of each License Year of this Agreement, Company shall submit to Columbia a written report with respect to the preceding calendar quarter (the “Payment Report”) stating:

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

(i) Gross and Net Sales of Products by Company, Sublicensees, Designees and their Affiliates during such quarter, together with detailed information sufficient to permit Columbia to verify the accuracy of reported Net Sales, including Combination Product Adjustment, Net Sales Adjustments, Product names, country where manufactured, country where sold, actual selling price, units sold, an identification of all Patent claims that any Patent Product is Covered By, and an identification of Materials and Technical Information used or incorporated in the discovery, development, manufacture, use, sale, offering for sale, importation, exportation, distribution, rental or lease of any Other Product;

(ii) Amounts accruing to, and amounts received by, Company from its Sublicensees during such quarter together with the respective payment reports received by Company from any Sublicensees; and

(iii) A calculation under Section 4 of the amounts due to Columbia, making reference to the applicable subsection thereof.

b. Simultaneously with the submission of each Payment Report, Company shall make payments to Columbia of the amounts due for the calendar quarter covered by the Payment Report. Payment shall be by check payable to The Trustees of Columbia University in the City of New York and sent to the following address:

The Trustees of Columbia University in the City of New York

Columbia Technology Ventures

[***]

New York, NY 10008-1394

or to such other address as Columbia may specify by notice hereunder, or if requested by Columbia, by wire transfer of immediately available funds by Company to:

Wells Fargo

375 Park Avenue, 6th Floor

MAC J0127-063

New York, NY 10152

(This is the bank’s address not Columbia University’s.

Do not use this address for correspondence to Columbia University.)

Routing #: [***]

Swift #: [***] (use for foreign wires)

Swift #: [***] (use for domestic wires)

Columbia Account #: [***]

Beneficiary: [***]

Other identifying info: include invoice #, contract #

or to such other bank and account identified by notice to Company by Columbia. Company is required to send the quarterly royalty statement whether or not royalty payments are due.

c. Within [***] after the date of termination or expiration of this Agreement, Company shall pay Columbia any and all amounts that are due pursuant to this Agreement as of the date of such termination or expiration, together with a Payment Report for

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

such payment in accordance with Section 5a hereof, except that such Payment Report shall cover the period from the end of the last calendar quarter prior to termination or expiration to the date of termination or expiration. Nothing in the foregoing shall be deemed to satisfy any of Company’s other obligations under this Agreement upon termination or expiration.

d. With respect to revenues obtained by Company in foreign countries, Company shall make royalty payments to Columbia in the United States in United States Dollars. Royalty payments for transactions outside the United States shall first be determined in the currency of the country in which they are earned, and then converted to United States dollars using the buying rates of exchange quoted by The Wall Street Journal (or its successor) in New York, New York for the last business day of the calendar quarter in which the royalties were earned. Any and all loss of exchange value, taxes, or other expenses incurred in the transfer or conversion of foreign currency into U.S. dollars, and any income, remittance, or other taxes on such royalties required to be withheld at the source shall be the exclusive responsibility of Company, and shall not be used to decrease the amount of royalties due to Columbia. Royalty statements shall show sales both in the local currency and US dollars, with the exchange rate used clearly stated.

e. Company shall maintain at its principal office usual books of account and records sufficient to determine Company’s compliance with its payment obligations hereunder. Upon reasonable notice, but not more than once per calendar year and during normal business hours, Columbia, at its own expense, may have an independent certified public accountant or auditor (as to whom Company has no reasonable objection) (the “Auditor”) inspect such books and records solely for purposes of verifying the accuracy of the amounts paid under this Agreement. The review may cover a period of not more than [***] before the first day of the calendar quarter in which the review is requested. The Auditor [***] shall use reasonable efforts to conduct such audit in a manner designed to minimize disruption of Company’s normal business operations. All information and materials made available to or otherwise obtained or prepared by or for the Auditor in connection with such audit shall be deemed Company’s Confidential Information and shall be subject to the Auditor’s entry, prior to conducting the audit, into a written agreement with Company containing confidentiality and restricted use obligations at least as restrictive as those set out in Section 7. In the event that such review shows that Company has underpaid royalties by [***] or more with respect to any calendar quarter, Company shall pay, within [***] after demand by Columbia, the costs and expenses of such review (including the fees charged by the Auditor involved in the review). Company agrees to cooperate with the Auditor in connection with any such review. During the review, Company shall provide the Auditor all information reasonably requested to audit and test for completeness, including information relating to sales, inventory, manufacturing, purchasing, transfer records, customer lists, invoices, purchase orders, sales orders, shipping documentation, Sublicensee royalty reports, pricing policies, Net Sales Adjustments, and sublicense agreements.

f. Columbia shall provide to Company a copy of the Auditor’s audit report within [***] of Columbia’s receipt of the report. If the report shows that payments made by Company are deficient, Company shall pay Columbia the deficient amount within[***] after Company’s receipt of the audit report. If the report shows that

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

payments made by Company are in excess of the required payment, Columbia shall credit Company the excess amount at the time it provides the copy of the Auditor’s audit report to Company, and such amount shall be deducted from the amount of royalties on Net Sales of Products due to Columbia on the next Payment Report.

g. Notwithstanding anything to the contrary in this Agreement (including Section 15b), and without limiting any of Columbia’s rights and remedies hereunder, any payment required hereunder that is made more than [***] late (including unpaid portions of amounts due) shall bear interest, [***], either at the rate of [***] per annum, or in Columbia’s sole discretion, at [***] as published by the Wall Street Journal on the last day of the applicable billing period. Any interest charged or paid in excess of the maximum rate permitted by applicable New York State Law shall be deemed the result of a mistake and interest paid in excess of the maximum rate shall be credited or refunded (at the Company’s option) to Company.

h. [***].

i. Beginning after submission of a new drug application to the FDA in the United States (or its equivalent outside the United States), Company shall submit to Columbia annual non-binding forecasts on the first business day following January 1 for annual sales of Products by Company, Sublicensees, Designees and their Affiliates to Columbia for its internal budget purposes.

6. Diligence.

a. Company shall use its commercially reasonable efforts to research, discover, develop and market Products for commercial sale and distribution in the Territory, and to such end, such efforts will include the following:

(i) [***]

b. Notwithstanding any other provisions of this Agreement, in the event that neither milestone is achieved within the specified timeframe, the Parties agree to discuss in good faith a revised development plan. In the event that the Parties fail to mutually agree upon a revised development plan, Columbia shall have the option of terminating all of the licenses granted under Section 2 in accordance with Section 16 of this Agreement, or converting any or all of such exclusive licenses to nonexclusive licenses with no right to sublicense and no right to initiate legal proceedings pursuant to Section 11.

c. Company shall report in writing to Columbia on an annual basis progress made toward the diligence objectives set forth above, which shall include product development and partnering progress reports.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

7. Confidentiality.

a. During the Term of this Agreement, either Party (as the “Discloser”) may disclose or make available to the other party (as the “Recipient”) information about its business, research, financials, product development plans, sales forecasts, customers, patients, intellectual property, third-party confidential information and other sensitive or proprietary information, whether orally or in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “confidential” (“Confidential Information”). The parties shall maintain in confidence and shall not disclose to a Third Party any Confidential Information received pursuant to this Agreement, without the prior written consent of the Discloser, except that Confidential Information may be disclosed by either party to a Third Party (i) who has a need to know the information in connection with the exercise by either party of its rights under this Agreement and who has agreed in writing to keep the information confidential to the same extent as is required of the parties under this Section 7, or (ii) to whom either party is legally obligated to disclose the information. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, the Patents, Materials, Technical Information, Included Improvements, Payment Reports and any audit reports.

b. The obligations of confidentiality under this Section 7 do not apply to any Confidential Information that the Recipient can demonstrate:

(i) was known to the Recipient prior to receipt thereof from the Discloser;

(ii) was or becomes a matter of public information or publicly available through no act or failure to act on the part of the Recipient;

(iii) is acquired by the Recipient from a third party entitled to disclose it to the Recipient (except in the case of an audit report);

(iv) is discovered or developed independently without reference to or use of such Confidential Information, as evidenced by contemporaneous written records; or

(v) is the subject of a legally binding court order compelling disclosure, or is otherwise subject to any law or regulation or regulatory body compelling disclosure, provided that Recipient must give the Discloser reasonable advance notice of such required disclosure, and Recipient must cooperate with Discloser in attempting to prevent or limit such disclosure.

8. Representation and Warranty; Disclaimer of Warranty; Limitations of Liability.

a. Columbia (i) represents that as of the Effective Date, all of the listed inventors on the US Provisional Patent Application listed on Exhibit A have assigned all right, title and interest in such patent application to Columbia. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 8A, COLUMBIA IS LICENSING THE PATENTS, MATERIALS, TECHNICAL INFORMATION, AND THE SUBJECT OF ANY OTHER LICENSE HEREUNDER, ON AN “AS IS” BASIS. COLUMBIA MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED OF ANY KIND, AND HEREBY EXPRESSLY DISCLAIMS ANY

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND AS TO THE PATENTS, MATERIALS, TECHNICAL INFORMATION, PRODUCTS AND/OR ANYTHING DISCOVERED, DEVELOPED, MANUFACTURED, USED, SOLD, OFFERED FOR SALE, IMPORTED, EXPORTED, DISTRIBUTED, RENTED, LEASED OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED HEREUNDER, INCLUDING BUT NOT LIMITED TO: ANY WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS, ADEQUACY OR SUITABILITY FOR A PARTICULAR PURPOSE, USE OR RESULT; ANY WARRANTIES AS TO THE VALIDITY OF ANY PATENT; AND ANY WARRANTIES OF FREEDOM FROM INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS, TRADE SECRETS OR OTHER PROPRIETARY RIGHTS OF ANY PARTY.

b. In no event shall Columbia, or its trustees, officers, faculty members, students, employees and agents, have any liability to Company, Sublicensees, Designees, or Affiliates of the foregoing, or any Third Party arising out of the use, operation or application of the Patents, Technical Information, Materials, Products, or anything discovered, developed, manufactured, used, sold, offered for sale, imported, exported, distributed, rented, leased or otherwise disposed of under any license granted hereunder by Company, Sublicensees, Designees or Affiliates of the foregoing, or any Third Party for any reason, including but not limited to, the unmerchantability, inadequacy or unsuitability of the Patents, Materials, Technical Information, Products and/or anything discovered, developed, manufactured, used, sold, offered for sale, imported, exported, distributed, rented, leased or otherwise disposed of under any license granted hereunder for any particular purpose or to produce any particular result, or for any latent defects therein.

c. In no event will either party be liable for any consequential, incidental, special or indirect damages (including, but not limited to, from any destruction to property or from any loss of use, revenue, profit, time or good will) based on activity arising out of or related to this Agreement, whether pursuant to a claim of breach of contract or any other claim of any type.

d. In no event shall Columbia’s liability to Company exceed the payments made to Columbia by Company under this Agreement.

e. The parties hereto acknowledge that the limitations and exclusions of liability and disclaimers of warranty set forth in this Agreement form an essential basis of the bargain between the parties.

9. Prohibition Against Use of Columbia’s Name.

Neither party will use the name, insignia, or symbols of the other party, its faculties or departments, or any variation or combination thereof, or the name of any trustee, faculty member, other employee, or student for any purpose whatsoever without the other party’s prior written consent.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

10. Compliance with Governmental Obligations.

a. Notwithstanding any provision in this Agreement, Columbia disclaims any obligation or liability arising under the license provisions of this Agreement if Company or its Affiliates is charged in a governmental action for not complying with or fails to comply with governmental regulations in the course of taking steps to bring any Product to a point of practical application.

b. Company and its Affiliates shall comply upon reasonable notice from Columbia with all governmental requests directed to either Columbia or Company or its Affiliates and provide all information and reasonable assistance necessary to comply with the governmental requests related to the Patents.

c. Company and its Affiliates shall ensure that the research, development, manufacturing and marketing under this Agreement complies in all material respects with all applicable laws including, but not limited to, Federal, state, and municipal laws.

11. Patent Prosecution and Maintenance; Litigation.

a. In the event: (i) either party believes that a Patent or Technical Information is being infringed or misappropriated by a third party; or (i) if a third party alleges that any Patent is invalid or unenforceable or claims that a Product, or the development, manufacture, use, sale, import, export, distribution, rental or lease of Product infringes such third party’s intellectual property rights, the party possessing such belief or awareness of such claims shall promptly provide written notice to the other party and provide it with all details of such infringement or claim, as applicable, that are known by such party.

b. Columbia, by counsel it selects to whom Company has no reasonable objection, in consultation with Company and any counsel appointed by the Company, will prepare, file, prosecute and maintain all Patents in Columbia’s name and in countries designated by the Company. In the event that Company notifies Columbia in writing that it does not wish to support the filing, continued prosecution or maintenance of a patent, patent application, divisional, continuation, reissue, re-examination, renewal, substitution, or extension within the Patents in any individual country (“Prosecution Notification”), then Company’s obligations to reimburse Patent Expenses (as defined below) shall terminate upon such Prosecution Notification. In the event that Columbia chooses to continue such filing, prosecution and/or maintenance in such country, then such patent application and any patent issuing thereon shall not be included in the Patent License, effective upon receipt by Columbia of the Prosecution Notification. In consideration of Company’s payment of all Patent Expenses, Company shall have the right to review and comment upon all communications to and/or from any patent offices, which Columbia shall use reasonable efforts, subject to its reasonable discretion, to incorporate into any such communications. In order to exercise the foregoing right, Columbia shall instruct its patent counsel (1) to provide Company with copies of all correspondence related to Patents (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) as promptly as practicable and within a timeframe that will allow the Company to meaningfully participate in the request/filing/action, as applicable, and (2) as requested by

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Company, to provide an update as to the current status of all Patents. The parties agree that consultation between the parties relating to the Patents under this Section 11 shall be pursuant to a common interest in the validity, enforceability and scope of the Patents. Each party shall treat such consultation, along with any information disclosed by each party in connection therewith (including any information concerning Patent Expenses), as Confidential Information. If Company seeks to challenge the validity, enforceability or scope of any Patent, Columbia’s consultation obligation under this Section 11b shall automatically terminate; for the avoidance of doubt, any such termination shall not affect Company’s confidentiality and nondisclosure obligations with respect to consultation or disclosure of information prior to such termination, and shall not affect any other provisions of this Agreement (including Company’s reimbursement obligation under Section 11c).

c. Company has reimbursed Columbia for the fees, costs, and expenses Columbia incurred prior to January 31, 2016 and invoiced to Company, and the Company will pay the actual reasonable fees, costs, and expenses that Columbia incurs following January 31, 2016 in preparing, filing, prosecuting and maintaining the Patents, including without limitation, attorneys’ fees, the costs of any interference proceedings, oppositions, reexaminations, or any other ex parte or inter partes administrative proceeding before patent offices, taxes, annuities, issue fees, working fees, maintenance fees and renewal charges (collectively “Patent Expenses”). Patent Expenses incurred by Columbia after January 31, 2016 shall be reimbursed to Columbia by Company within [***] of receiving Columbia’s reasonably detailed invoice. However, at Columbia’s election, Columbia may require advance payment of a reasonable estimate of future Patent Expenses; provided that patent counsel sets forth such estimate with a reasonable amount of detail regarding the legal work to be performed (“Advanced Payment”). Columbia may require the Company to make Advanced Payment up to one month prior to the date Columbia has chosen for the legal work to be completed. In any event, Columbia will give at [***] notice to the Company prior to the date the Advance Payment is due. Any unused balance of an Advanced Payment, if any, will be credited towards future Patent Expenses, or upon Company’s written request, promptly returned to the Company. Within [***] of receiving an invoice from Columbia for any Patent Expenses incurred in excess of the Advanced Payment, Company shall reimburse Columbia for such excess amount. Upon failure of Company to pay Patent Expenses for any Patent(s) as required by this Section 11c, Columbia may abandon any said Patent(s) in its sole discretion upon [***] advance written notice to Company.

d. Subject to the rights granted to Company in Sections 11e and 11g, Columbia shall have the sole right to initiate, control, defend and/or settle any proceedings involving the validity, enforceability or infringement of any Patents when in its sole judgment such action may be necessary, proper, and justified.

e. Upon written notice to Columbia, Company may request that Columbia take steps to stop a Third Party who is selling a product that does or will compete with a Product sold or being developed by Company, an Affiliate, Sublicensee, or Sublicensee Affiliate (“Third Party Infringer”) from infringing an issued patent falling within the definition of Patents by providing Columbia with written evidence demonstrating prima facie infringement of specific claims of such Patent. Company shall have the right to initiate legal proceedings against any such Third-Party Infringer in its own name and at Company’s sole expense, unless Columbia, not later

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

than [***] after receipt of such notice, either (i) causes such infringement to cease or (ii) initiates legal proceedings against the Third-Party Infringer. Company will provide all assistance reasonably requested by Columbia and will not make any admission or assert any position in any legal or administrative proceeding that is inconsistent with or adverse to any position asserted by Columbia in any proceedings against the Third Party Infringer, without Columbia’s prior written consent. Notwithstanding the foregoing, Columbia shall have no obligation to assert more than one Patent in one jurisdiction against the Third-Party Infringer. Any proposed disposition or settlement of a legal proceeding filed by Company to enforce any issued patent falling within the definition of Patents against any Third-Party Infringer shall be subject to Columbia’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Company’s rights under this Section 11d shall apply only to claims of Patents that are exclusively licensed to Company under this Agreement and only in the Field and Territory which are exclusively licensed to Company under this Agreement.

f. Any recovery, whether by way of settlement or judgment, from a third party pursuant to a legal proceeding initiated in accordance with Section 11e shall first be used to reimburse the party initiating such legal proceeding for its actual fees, costs and expenses incurred in connection with such proceeding. Any remaining amounts from any such settlement or judgment shall be divided as follows: (A) for any portion of the recovery attributed to sales of Product, Columbia shall retain or receive, as applicable, the royalty that it would have otherwise received under Section 4b(iii) had such selling activities been performed by Company, and (B) as for the remainder (or as to the total recovery if there is no portion of the recovery attributed to sales of Product), 85% to the party who initiated or carried on the proceedings and 15% to the other party.

g. In the event a party initiates or defends a legal proceeding concerning any Patent pursuant to Section 11, the other party shall cooperate as fully as reasonably practicable with and supply such assistance as reasonably requested by the party initiating such proceeding, including without limitation, joining the proceeding as a party if requested. The party that institutes any legal proceeding concerning any Patent pursuant to Section 11 shall have sole control of that proceeding.

12. Indemnity and Insurance.

a. Company will indemnify, defend, and hold harmless Columbia, its trustees, officers, faculty, employees, students and agents, from and against any and all actions, suits, claims, demands, prosecutions, liabilities, costs, expenses, damages, deficiencies, losses or obligations (including attorneys’ fees) based on, arising out of, or relating to this Agreement, including, without limitation, (i) the discovery, development, manufacture, packaging, use, sale, offering for sale, importation, exportation, distribution, rental or lease of Products, even if altered for use for a purpose not intended, (ii) the use of Patents, Materials or Technical Information by Company, Sublicensees, Designees, or their Affiliates or customers, (iii) any representation made or warranty given by Company, Sublicensees, Designees, or their Affiliates with respect to Products, Patents, Materials or Technical Information, (iv) claims relating to Products infringing third party intellectual property rights, and (v) any asserted violation of the Export Laws (as defined in Section 14 hereof) by Company, Sublicensees, Designees, or their Affiliates. Company shall reimburse Columbia for the actual fees, costs, and expenses (including attorneys’ fees) that it may incur in enforcing this provision.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

b. Company shall maintain, during the term of this Agreement, commercial general liability insurance (including product liability and contractual liability insurance applicable to Company’s indemnity obligations under Section 12a) with reputable and financially secure insurance carriers reasonably acceptable to Columbia to cover the activities of Company, Sublicensees, Designees, and their Affiliates, for minimum limits of [***] combined single limit for bodily injury and property damage per occurrence and in the aggregate. Company shall furnish a certificate of insurance evidencing such coverage, with [***] written notice to Columbia of cancellation or material change in coverage. The minimum amounts of insurance coverage required herein shall not be construed as creating any limitation on the Company’s indemnity obligation under Section 12a of this Agreement.

c. Company’s insurance shall be primary coverage; any insurance Columbia may purchase shall be excess and noncontributory. The Company’s insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement.

d. Company shall at all times comply with all statutory workers’ compensation and employers’ liability requirements covering its employees with respect to activities performed under this Agreement.

13. Marking.

The Company shall comply with applicable law as to markings in each county within the Territory in which it sells Product. The Company shall cause its Affiliates, and its Sublicensees and Designees and their Affiliates, to comply with the marking requirements of this Section 13.

14. Export Control Laws.

Company agrees to comply with applicable U.S. export laws and regulations pertaining to the export of technical data, services and commodities, including, if applicable, the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. § 730 et seq.), the regulations administered by the Treasury Department’s Office of Foreign Assets Control (31 C.F.R. § 500, et seq.), and the Anti-Boycott Regulations (15 C.F.R. § 760). The parties shall cooperate with each other to facilitate compliance with these laws and regulations.

Company understands that sharing controlled technical data with non-U.S. persons is an export to that person’s country of citizenship that is subject to U.S. export laws and regulations, even if the transfer occurs in the United States. Company shall obtain any necessary U.S. government license or other authorization required pursuant to the U.S. export control laws and regulations for the export or re-export of any commodity, service or technical data covered by this Agreement, including technical data acquired from Columbia pursuant to this Agreement and products created as a result of that data.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

15. Breach and Cure.

a. In addition to applicable legal standards, Company shall be deemed to be in material breach of this Agreement for: [***].

b. Either party shall have the right to cure its material breach. The cure shall be effected within a reasonable period of time, but in no event later than [***] after written notice of any breach given by the non-breaching party; provided that in the event that Company fails to promptly reimburse Patent Expenses in excess of [***] in accordance with Section 11c, Company shall have [***] to cure such breach. Notwithstanding the foregoing, the cure period may be extended in the sole discretion of the non-breaching party.

16. Term of Agreement.

a. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until its expiration or termination in accordance with this Section 16.

b. Unless terminated earlier under any provision of this Agreement, the term of the licenses granted hereunder shall extend, on a country-by-country and product-by-product basis, in the case of: (i) the Patent License until the date of expiration of the last to expire of the issued patents falling within the definition of Patents; (ii) the Know-How License, until the later of ten (10) years after the first bona fide commercial sale of a Product in the country in question or expiration of any market exclusivity period granted by a regulatory agency; the (iii) Materials License, until the Know-How License expires. In the case of the Know-How License and the Materials License, upon the expiration of the license grants under this Section 16b, Columbia hereby grants the Company and its Affiliates a perpetual, non-exclusive, non-royalty bearing, sub-licensable, worldwide right and license to use the Technical Information and the Materials to discover, develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute, rent or lease products for any use.

c. The licenses granted under this Agreement may be terminated by Columbia or, at Columbia’s option, Columbia has the right to convert any or all of such exclusive licenses granted under this Agreement to nonexclusive licenses, with no right to sublicense, and no right by company to initiate legal proceedings pursuant to Section 11: (i) upon [***] written notice to Company if Columbia elects to terminate in accordance with Section 6b; (ii) upon Company’s failure to cure a material breach in accordance with Section 15; (iii) in the event Company applies for or consents to the appointment of a receiver, trustee, liquidator or custodian, or makes a general assignment for the benefit of its creditors; (iv) in the event Company ceases to conduct business as a going concern; and (v) in the event Company (or any entity or person acting on its behalf) initiates any proceeding or otherwise asserts any claim challenging the validity or enforceability of any Patent in any court, administrative agency or other forum. Termination under (ii) – (iv) shall be effective upon date of notice sent pursuant to Section 17.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

d. Upon any termination of this Agreement pursuant to Section 16c, all sublicenses granted by the Company under it shall be assigned to Columbia, upon request and at Columbia’s discretion, provided that Columbia’s obligations under such sublicense shall be consistent with and not exceed Columbia’s obligations to Company under this Agreement and provided that such Sublicensee agrees in a writing sent to Columbia to assume all obligations of this Agreement for the benefit of Columbia, including the obligations to make all payments due under this Agreement, including but not limited to those specified in Section 4b, 4d, 4e, 4j and 11b.

e. The Company shall have the right to terminate this Agreement upon [***] prior written notice to Columbia.

f. Sections 5c, 5f, 5g, 5h, 7, 8, 9, 10, 12, 16b, 16d,, 16f, 16g, 16h, 17, 19, 22, 23, and 25 will survive any termination or expiration of this Agreement.

g. Any termination of this Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including without limitation, Company’s obligation to pay all amounts due and payable under Sections 4, 5 and 11 hereof.

h. Upon any termination of this Agreement for any reason other than the expiration of this Agreement under Section 16b or Company’s failure to cure a material breach of this Agreement under Section 16c(ii), Company, Sublicensees, Designees, and their Affiliates shall have the right, for [***] or such longer period as the parties may reasonably agree, to dispose of Products or substantially completed Products then on hand, and to complete orders for Products then on hand, and royalties shall be paid to Columbia with respect to such Products as though this Agreement had not terminated.

i. Notwithstanding anything to the contrary in the Agreement, to the extent the manufacture of a Product is Covered By an issued patent within the definition of Patents and occurs prior to the expiration of such issued patent, the sale of that Product after the expiration date of the issued patent shall still constitute a royalty-bearing sale under Section 4.

17. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and shall be considered given (i) when mailed by certified mail (return receipt requested), postage prepaid, or (ii) on the date of actual delivery by hand or overnight delivery, with receipt acknowledged,

if to Columbia, to:	Executive Director
Columbia Technology Ventures
Columbia University
80 Claremont Avenue, #4F, Mail Code 9606
New York, NY 10027-5712

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

copy to:	General Counsel
Columbia University
412 Low Memorial Library
535 West 116th Street, Mail Code 4308
New York, New York 10027

if to the Company, to:	Vor BioPharma Inc.
501 Boylston St, Suite 6102
Boston, Massachusetts 02116
Attn: [***]

copy to:	PureTech Health LLC
501 Boylston St, Suite 6102
Boston, Massachusetts 02116
Attn: General Counsel

or to such other address as a party may specify by notice hereunder.

18. Assignment. This Agreement and all rights and obligations hereunder may not be assigned by either party without the written consent of the other party. Notwithstanding the foregoing, Company may assign this Agreement to an Affiliate upon notice to Columbia. Any attempt to assign without compliance with this provision shall be void.

19. Waiver and Election of Remedies. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party thereafter of the right to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing and signed by an authorized representative of the party against which such waiver is being sought. The pursuit by either party of any remedy to which it is entitled at any time or continuation of the Agreement despite a breach by the other shall not be deemed an election of remedies or waiver of the right to pursue any other remedies to which it may be entitled.

20. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns to the extent assignment is permitted under this Agreement.

21. Independent Contractors. It is the express intention of the parties that the relationship of Columbia and the Company shall be that of independent contractors and shall not be that of agents, partners or joint venturers. Nothing in this Agreement is intended or shall be construed to permit or authorize either party to incur, or represent that it has the power to incur, any obligation or liability on behalf of the other party.

22. Entire Agreement; Amendment. This Agreement, together with the Exhibits and Schedule, sets forth the entire agreement between the parties concerning the subject matter hereof and supersedes all previous agreements, written or oral, concerning such subject matter. This Agreement may be amended only by written agreement duly executed by the parties.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

23. Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid, illegal or unenforceable, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, unless such construction would materially alter the meaning of this Agreement.

24. No Third-Party Beneficiaries. Except as expressly set forth herein, the parties hereto agree that there are no third-party beneficiaries of any kind to this Agreement.

25. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York as applicable to agreements made and wholly performed within the State of New York, and without reference to the conflict or choice of laws principles of any jurisdiction. Unless otherwise separately agreed in writing, the parties agree that any and all claims arising under or related to this Agreement shall be heard and determined only in either the United States District Court for the Southern District of New York or in the courts of the State of New York located in the City and County of New York, and the parties irrevocably agree to submit themselves to the exclusive and personal jurisdiction of those courts and irrevocably waive any and all rights any such party may now or hereafter have to object to such jurisdiction or the convenience of the forum.

26. Execution in Counterparts; Facsimile or Electronic Transmission. This Agreement may be executed in counterparts, and by facsimile or electronic transmission. This Agreement is not binding on the parties until it has been signed below on behalf of each party.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

IN WITNESS WHEREOF, Columbia and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

THE TRUSTEES OF COLUMBIA
UNIVERSITY IN THE CITY OF NEW YORK

By	/s/ Scot Hamilton
Sr. Dir., Columbia Technology Ventures
[***]
[***]

VOR BIOPHARMA INC.

By	/s/ David Steinberg
Title President